UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7405 North Tamiami Trail
Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class
to be so registered	is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-129408

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained under the heading “Description of Securities” in the Registrant’s registration statement on Amendment No. 4 to Form SB-2 (File No. 333-129408), filed with the Securities and Exchange Commission on September 1, 2006 as the same may be amended from time to time, and such information is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit
Number	Description
3.1(1)	Articles of Incorporation dated March 31, 1998
3.2(1)	Articles of Amendment dated April 15, 1998
3.3(1)	Articles of Amendment dated April 22, 1998
3.4(1)	Articles of Amendment dated September 1, 1999
3.5(1)	Articles of Amendment dated October 30, 2002
3.6(1)	Articles of Amendment dated July 15, 2003
3.7(1)	Bylaw No. 1
3.8(1)	Bylaw No. 2
4.1(1)	Specimen of Common Share Certificate
99	Registrant’s registration statement on Amendment No. 4 to Form SB-2 (incorporated by reference to the registrant’s Amendment No. 4 to Form SB-2 (File No. 333-129408) filed on September 1, 2006)
__________________

(1)	Previously filed with Form SB-2 on November 2, 2005.
(2)	Previously filed with Form SB-2/A on June 30, 2006.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARBIZ INC.

Date: August 31, 2006	By:	/s/ CARL RITTER

Carl Ritter
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1(1)	Articles of Incorporation dated March 31, 1998
3.2(1)	Articles of Amendment dated April 15, 1998
3.3(1)	Articles of Amendment dated April 22, 1998
3.4(1)	Articles of Amendment dated September 1, 1999
3.5(1)	Articles of Amendment dated October 30, 2002
3.6(1)	Articles of Amendment dated July 15, 2003
3.7(1)	Bylaw No. 1
3.8(1)	Bylaw No. 2
4.1(1)	Specimen of Common Share Certificate
99	Registrant’s registration statement on Amendment No. 4 to Form SB-2 (incorporated by reference to the registrant’s Amendment No. 4 to Form SB-2 (File No. 333-129408) filed on September 1, 2006)
__________________

(1)	Previously filed with Form SB-2 on November 2, 2005.
(2)	Previously filed with Form SB-2/A on June 30, 2006.